                                                                     Exhibit 3.1

FORM NO. 2

                                     [LOGO]

                                     BERMUDA
                             THE COMPANIES ACT 1981
                      AMENDED MEMORANDUM OF ASSOCIATION OF
                            COMPANY LIMITED BY SHARES
                             (Section 7(1) and (2))

                            MEMORANDUM OF ASSOCIATION
                                       OF

                               Primary Group, Ltd.
                   (hereinafter referred to as "the Company")

1.   The liability of the members of the Company is limited to the amount (if any) for the time being unpaid on the shares respectively held by them.

2.   We, the undersigned, namely,

                                      BERMUDIAN                  NUMBER OF
                                        STATUS                    SHARES
       NAME             ADDRESS        (Yes/No)   NATIONALITY   SUBSCRIBED
       ----             -------       ---------   -----------   ----------

Lisa J. Marshall    Clarendon House      Yes      British       One
                    2 Church Street
                    Hamilton HM 11
                    Bermuda
Charles G. Collis          "             Yes      British       One

Donald H. Malcolm          "              No      British       One

do hereby respectively agree to take such number of shares of the Company as may be allotted to us respectively by the provisional directors of the Company, not exceeding the number of shares for which we have respectively subscribed, and to satisfy such calls as may be made by the directors, provisional directors or promoters of the Company in respect of the shares allotted to us respectively.

3.   The Company is to be an exempted Company as defined by the Companies Act
     1981.

4.   The Company has power to hold land situated in Bermuda not exceeding in all, including the following parcels -

     N/A

5.   The authorised share capital of the Company is US$12,000 divided into shares of US$1.00 each. The minimum subscribed share capital of the Company is US$12,000.

6.   The objects for which the Company is formed and incorporated are -

1.   As set out in paragraphs (b) to (n) and (p) to (u) inclusive of the Second
     Schedule to the Act.

altered 7.2.01

2.   To create, enter into, undertake, procure, arrange for, acquire by purchase or otherwise, hold, sell or otherwise dispose of, trade and or otherwise deal in, whether on a speculative basis or otherwise, all and or any kind of (including without limitation all and or any combinations of) (a)
     instrument or contract to pay or not to pay a sum of money or render money's worth on the happening of event or events, specified date or dates or the expiration of period or periods of time or activity, (b) derivative instrument or contract, and (c) instrument or contract structured or intended as, or having, the purpose or intended purpose of securing a profit or avoiding a loss (i) by reference to fluctuations in the value or price of property of any description, or in an index, or other factor or factors, specified for that purpose in the instrument or contract, or (ii)
     based on the happening of particular event or events, specified date or dates or expiration of period or periods of time or activity specified for that purpose in the instrument or contract, and including, without limitation of the foregoing, all and or any kind of (including without limitation all and or any combinations of) option, swap option contract, bond, warrant, debenture, equity, forward exchange contract, forward rate contract, future, hedge, security, note, certificate of deposit, unit, guarantee and or financial instrument.

3.   To carry on all and or any functions of a holding company and or to provide, procure, arrange for and or co-ordinate management, advisory and administrative services to all and or any of the following: (i) any subsidiary or affiliate (as such expressions are understood in the
     Companies Act 1981 except such entity need not be a company under the said
     Act and such activity may be a direct or indirect subsidiary or affiliate)
     of the Company, wherever incorporated; (ii) any entity (wherever existing)
     controlled, directly or indirectly, by the Company; and (iii) any entity
     (wherever existing) in which the Company owns, directly or indirectly, an equity interest of not less than twenty percent of the total equity issued and outstanding in that entity.

4.   To provide, procure and or arrange for financing and or all and or any
     (including without limitation all and or any combinations of) investment, management, advisory and administrative services to all and or any of the following: (i) any subsidiary or affiliate (as such expressions are understood in the Companies Act 1981 except such entity need

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     not be a company under the said Act and such entity may be a direct or indirect subsidiary or affiliate) of the Company, wherever incorporated;
     (ii) any entity (wherever existing) controlled, directly or indirectly, by the Company; and (iii) any entity (wherever existing) in which the Company owns, directly or indirectly, an equity interest of not less than twenty percent of the total equity issued and outstanding in that entity; and, in connection with any of the foregoing, to provide and or procure credit, financial accommodation, loans and or advances with or without interest to any such subsidiary or affiliate or entity and to lend to and or deposit with any financial institution, fund and or trust, all or any property of the Company and or any interest therein to provide collateral for loans or other forms of financing provided to any such subsidiary or affiliate or entity.

7.   Powers of the Company

1.   The Company shall, pursuant to Section 42 of the Companies Act 1981, have the power to issue preference shares which are, at the option of the holder, liable to be redeemed.

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Signed by each subscriber in the presence of at least one witness attesting the signature thereof -

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             (Subscribers)                              (Witnesses)

SUBSCRIBED this 18th day of June, 1998.

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